Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Weatherford International plc:

We consent to the incorporation by reference in the registration statement (No. 333-216034) on Form S-3 and (Nos. 333-36598, 333-48320, 333-81678, 333-81676, 333-134425, 333-167959, 333-181664, 333-212094, 333-205025 and 333-219215) on Form S-8 and (No. 333-220023) on Form S-4 of Weatherford International plc of our reports dated February 14, 2018, with respect to the consolidated balance sheet of Weatherford International plc as of December 31, 2017 and 2016, the related consolidated statements of operations, comprehensive loss, shareholders’ (deficiency) equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedule II (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of Weatherford International plc.

/s/ KPMG LLP

Houston, Texas
February 14, 2018